Exhibit 99.1

Kroger Reports Third Quarter 2019 Results

•	Identical Sales without fuel grew 2.5% and digital sales grew 21%
•	EPS of $0.32; Adjusted EPS of $0.47 which includes a $0.03 out of period charge
•	Achieved Operating Profit of $254 million; Adjusted FIFO Operating Profit of $653 million
•	EPS and Operating Profit results affected by several adjustment items, primarily by a non-cash impairment charge related to an investment in Lucky’s Market
•	Alternative profit streams on track to contribute an incremental $100 million in operating profit in 2019 vs. 2018
•	Confirms Identical Sales, Adjusted FIFO Operating Profit and Adjusted EPS guidance for 2019 and 2020

CINCINNATI, December 5, 2019 -- The Kroger Co. (NYSE: KR) today reported its third quarter 2019 results and provided a Restock Kroger progress update on the company's three-year transformation plan.

Comments from Chairman and CEO Rodney McMullen

“Kroger’s customer obsession and focus on operational excellence continued to generate positive results in the third quarter. Identical sales were the strongest since we started Restock Kroger and gross margin rate, excluding fuel and pharmacy, improved slightly in the quarter. At the same time, we continued to reduce costs as a percentage of sales.

We are using the power of Kroger’s stable and growing supermarket business to create meaningful incremental operating profit through the alternative profit stream businesses, which adds up to a business built for long-term growth that generates consistently attractive total shareholder returns. Kroger continues to generate strong and durable free cash flow as reflected by the fact that the company has reduced debt by $1.5 billion over the prior four quarters and continues to increase its dividend to create shareholder value.

Restock Kroger is the right framework to reposition our business to create value for all of our stakeholders, both today and in the future.”

Financial Results

	3Q19 ($ in millions; except EPS)	3Q18 (in millions; except EPS)
ID Sales (Table 4)	2.5%	1.7%
EPS	$0.32	$0.39
Adjusted EPS (Table 6)	$0.47	$0.48
Operating Profit	$254	$647
Adjusted FIFO Operating Profit (Table 7)	$653	$664
FIFO Gross Margin Rate*	Decreased 24 basis points
OG&A Rate*	Decreased 15 basis points

*without fuel and adjustment items, if applicable

Total company sales were $28.0 billion in the third quarter, compared to $27.8 billion for the same period last year. Excluding fuel and dispositions, sales grew 2.7%.

Gross margin was 22.1% of sales for the third quarter. The FIFO gross margin rate excluding fuel decreased 24 basis points, primarily driven by industry-wide lower gross margin rates in pharmacy and continued growth in the specialty pharmacy business. Gross margin rate excluding fuel and pharmacy improved slightly.

LIFO charge for the quarter was $23 million, compared to $12 million for the same period last year, driven by higher inflation in dry grocery, pharmacy and dairy.

The Operating, General & Administrative rate decrease of 15 basis points is due to broad based improvement of Restock Kroger cost savings initiatives.

Third quarter results include an out-of-period charge of $29 million related to an adjustment for a provision of a pharmacy contract. This amount reduced third quarter adjusted net earnings per diluted share by $0.03. There is no effect on earnings guidance as a result of this contract going forward.

As a result of a portfolio review, Kroger has decided to divest its interest in Lucky’s Market and recognized a non-cash impairment charge of $238 million in the third quarter and the portion of this charge attributable to Kroger is $131 million.

The income tax rate for the third quarter was 35.6%. The income tax rate is higher than the adjusted income tax rate because a portion of the non-cash impairment charge related to Lucky’s Market is not attributable to Kroger (Table 9).

Capital Allocation Strategy

Kroger's financial strategy is to use its free cash flow to drive growth while also maintaining its current investment grade debt rating and returning capital to shareholders. The company actively balances the use of its cash flow to achieve these goals.

Consistent with its financial strategy, Kroger reduced net total debt by $1.5 billion over the last four quarters. Kroger's net total debt to adjusted EBITDA ratio is 2.50, compared to 2.72 a year ago (see Table 5). The company's net total debt to adjusted EBITDA ratio target range is 2.30 to 2.50.

As a result of being within its targeted debt range, Kroger plans to initiate share repurchases in the fourth quarter under its $1 billion board authorization.

Earlier this year, Kroger increased the dividend by 14 percent, marking the 13th consecutive year of dividend increases.

2019 Guidance

	IDS (%)	EPS ($)	Operating Profit ($B)	Tax Rate Range**	Cap Ex ($B)
GAAP	N/A	$2.17 - $2.27	$2.4 - $2.5	24.0% - 24.5%	$3.0 - $3.2
Adjusted*	2.0% - 2.25%	$2.15 - $2.25	$2.9 - $3.0	22.5% - 23.0%	N/A

* Without adjusted items, if applicable; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2019 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2019 GAAP financial results.

** These rates reflect typical tax adjustments and do not reflect changes to the rate from the completion of income tax audit examinations, which cannot be predicted.

2020 Guidance

	IDS (%)	EPS ($)	Operating Profit ($B)	Tax Rate **	Cap Ex ($B)	Incremental Alternative Profit ($M)	FCF ($B)	Share Repurchase ($M)
Adjusted*	>2.25%	$2.30 - $2.40	$3.0 - $3.1	23.0%	$3.2-$3.4	$125-$150	$1.6-$1.8	$500-$1,000

* Without adjusted items, if applicable; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2020 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2020 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations, which cannot be predicted.

Third Quarter 2019 Restock Kroger Highlights

Redefine the Grocery Customer Experience

•	Launched new contemporary logo and Fresh for EveryoneTM brand transformation campaign
•	Our Brands sales were up 3.4% vs. prior year
•	Launched 231 new Our Brands items, including the Simple Truth Plant Based collection, featuring fresh meatless burger patties and other products that appeal to a growing number of customers exploring meat and dairy alternatives
•	Expanded to 1,915 Pickup locations and 2,326 Delivery locations, covering over 96% of Kroger households and launched fully-seamless Ship offering
•	Announced Free Pickup promotion in most divisions through January 1, 2020
•	Expanded the availability of longer-lasting avocados featuring plant-based coating developed by Apeel Sciences to reduce food waste and introduced two new produce categories, Apeel asparagus and Apeel limes

Partner for Customer Value

•	Named the location of an additional Kroger-Ocado customer fulfillment center in Wisconsin
•	Kroger Precision Marketing increased engagement to over 1,000 brands this year
•	Partnered with Europe's Infarm to introduce the first in-store living produce farms in America in Seattle-area QFC stores

Develop Talent

•	Continued investment in Kroger associates with average hourly rate now over $20 with comprehensive benefits factored in
•	Achieved record employee retention in one of the tightest labor markets in years
•	Recognized among the top 20 companies in the Wall Street Journal diversity and inclusion ranking for S&P 500 companies
•	Six emerging Kroger leaders named 2019 Progressive Grocer’s GenNext Award winners

Live Kroger's Purpose

•	Awarded Best Community Improvement Program by the U.S. Chamber of Commerce Foundation, recognizing the meaningful impact of Kroger’s bold Zero Hunger | Zero Waste social impact plan
•	Named to Dow Jones Sustainability Index for seventh consecutive year, driven by the company's progress toward its Zero Hunger | Zero Waste and 2020 sustainability goals
~~•~~	Continued to adopt standardized date labels for Our Brands food products, providing simpler, easier-to-understand product quality and safety information for customers
•	Announced decision to stop selling e-cigarette products
•	Partnered with the Cardinal Health Foundation to host drug take back events across 25 states to combat the country’s opioid epidemic, resulting in the collection of 24,804 pounds of medications

About Kroger

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Kroger's third quarter 2019 ended on November 9, 2019.

Note: Fuel sales have historically had a low gross margin rate and operating expense rate as compared to corresponding rates on non-fuel sales. As a result, Kroger discusses the changes in these rates excluding the effect of fuel.

Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. The remarks contain certain forward-looking statements about the future performance of the Company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “build,” “continue,” “create,” “deliver,” “drive,” “execute,” “expect,” “future,” “guidance,” “improve,” “on track,” “strategy,” “transformation,” “trend,” “vision,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” and “Outlook” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and free cash flow goals may be affected by: labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, changes in tariffs, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertain pace of economic growth; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute on Restock Kroger; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•	Kroger's ability to achieve these goals may also be affected by Kroger's ability to manage the factors identified above. Kroger's ability to execute its financial strategy may be affected by its ability to generate cash flow.

•	Kroger's effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will broadcast live at 10 a.m. (ET) on December 5, 2019 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Thursday, December 5, 2019.

3rd Quarter 2019 Tables Include:

1.	Consolidated Statements of Operations
2.	Consolidated Balance Sheets
3.	Consolidated Statements of Cash Flows
4.	Supplemental Sales Information
5.	Reconciliation of Net Total Debt and Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA
6.	Net Earnings Per Diluted Share Excluding the Adjustment Items
7.	Operating Profit Excluding the Adjustment Items
8.	2018 Sales Reclassification
9.	Income Tax Rate Excluding the Impairment Charge Attributable to the Minority Interest of Lucky's Market

--30--

Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969

Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	THIRD QUARTER				YEAR-TO-DATE
	2019		2018		2019		2018
SALES	$27,974	100.0%	$27,831	100.0%	$93,393	100.0%	$93,566	100.0%

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	21,798	77.9	21,753	78.2	72,787	77.9	73,147	78.2
OPERATING, GENERAL AND ADMINISTRATIVE (a)	5,097	18.2	4,661	16.8	16,223	17.4	15,630	16.7
RENT	201	0.7	200	0.7	675	0.7	680	0.7
DEPRECIATION AND AMORTIZATION	624	2.2	570	2.1	1,994	2.1	1,884	2.0

OPERATING PROFIT	254	0.9	647	2.3	1,714	1.8	2,225	2.4

OTHER INCOME (EXPENSE)
INTEREST EXPENSE	(137)	(0.5)	(142)	(0.5)	(463)	(0.5)	(479)	(0.5)
NON-SERVICE COMPONENT OF COMPANY-SPONSORED PENSION PLAN COSTS	(1)	-	(6)	-	(2)	-	(19)	-
MARK TO MARKET (LOSS) GAIN ON OCADO SECURITIES	106	0.4	(100)	(0.4)	166	0.2	152	0.2
GAIN ON SALE OF BUSINESSES	-	-	-	-	176	0.2	1,782	1.9

NET EARNINGS BEFORE INCOME TAX EXPENSE	222	0.8	399	1.4	1,591	1.7	3,661	3.9

INCOME TAX EXPENSE	79	0.3	91	0.3	398	0.4	834	0.9

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	143	0.5	308	1.1	1,193	1.3	2,827	3.0

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(120)	(0.4)	(9)	-	(139)	(0.2)	(24)	-

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$263	0.9%	$317	1.1%	$1,332	1.4%	$2,851	3.1%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.32		$0.39		$1.65		$3.46

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	802		797		800		814

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.32		$0.39		$1.64		$3.43

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	807		807		805		822

DIVIDENDS DECLARED PER COMMON SHARE	$0.160		$0.140		$0.460		$0.405

Note:	Certain percentages may not sum due to rounding.

Note:	The Company defines First-In First-Out (FIFO) gross profit as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.

The Company defines FIFO gross margin, as described in the earnings release, as FIFO gross profit divided by sales.

The Company defines FIFO operating profit as operating profit excluding the LIFO charge.

The Company defines FIFO operating margin, as described in the earnings release, as FIFO operating profit divided by sales.

The above FIFO financial metrics are important measures used by management to evaluate operational effectiveness.  Management believes these FIFO financial metrics are useful to investors and analysts because they measure our day-to-day operational effectiveness.

(a)	Merchandise costs ("COGS") and operating, general and administrative expenses ("OG&A") exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $23 and $12 were recorded in the third quarter of 2019 and 2018, respectively. For the year to date period, LIFO charges of $69 and $39 were recorded for 2019 and 2018, respectively.

Note:	Products and services related primarily to Kroger Personal Finance and Media, which were historically accounted for as an offset to OG&A, are now classified as a component of sales, except for certain amounts in Media, which are netted against COGS. These prior-year amounts have been reclassified to conform to current-year presentation, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy. This is also more consistent with industry practice.

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	November 9,	November 10,
	2019	2018
ASSETS
Current Assets
Cash	$417	$393
Temporary cash investments	128	36
Store deposits in-transit	1,034	1,098
Receivables	1,600	1,510
Inventories	7,412	7,083
Assets held for sale	-	172
Prepaid and other current assets	434	461

Total current assets	11,025	10,753

Property, plant and equipment, net	21,801	21,515
Operating lease assets	6,847	-
Intangibles, net	1,086	1,201
Goodwill	3,076	3,087
Other assets	1,558	1,585

Total Assets	$45,393	$38,141

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities
Current portion of long-term debt including obligations under finance leases	$1,417	$3,371
Current portion of operating lease liabilities	673	-
Trade accounts payable	6,867	6,505
Accrued salaries and wages	1,087	1,070
Liabilities held for sale	-	57
Other current liabilities	4,074	3,793

Total current liabilities	14,118	14,796

Long-term debt including obligations under finance leases	12,227	11,647
Noncurrent operating lease liabilities	6,449	-
Deferred income taxes	1,517	1,738
Pension and postretirement benefit obligations	471	601
Other long-term liabilities	1,883	1,749

Total Liabilities	36,665	30,531

Shareowners' equity	8,728	7,610

Total Liabilities and Shareowners' Equity	$45,393	$38,141

Total common shares outstanding at end of period	802	798
Total diluted shares year-to-date	805	822

Note:	The Company adopted ASU 2016-02, "Leases," and related amendments as of February 3, 2019 under the modified retrospective approach and has not revised comparative periods.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,193	$2,827
Adjustments to reconcile net earnings including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	1,994	1,884
Operating lease asset amortization	494	-
LIFO charge	69	39
Stock-based employee compensation	117	115
Expense for company-sponsored pension plans	32	54
Deferred income taxes	(46)	148
Gain on sale of businesses	(176)	(1,782)
Gain on the sale of assets	(150)	-
Mark to market gain on Ocado securities	(166)	(152)
Impairment of Lucky’s Market	238	-
Other	(1)	29
Changes in operating assets and liabilities, net of effects from mergers and disposals of businesses:
Store deposits in-transit	148	63
Receivables	93	(95)
Inventories	(636)	(601)
Prepaid and other current assets	66	380
Trade accounts payable	808	666
Accrued expenses	299	270
Income taxes receivable and payable	(145)	259
Contribution to company-sponsored pension plan	-	(185)
Operating lease liabilities	(477)	-
Proceeds from contract associated with the sale of business	295	-
Other	(1)	(186)

Net cash provided by operating activities	4,048	3,733

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment, including payments for lease buyouts	(2,363)	(2,257)
Proceeds from sale of assets	257	76
Payments for acquisitions, net of cash acquired	-	(197)
Purchases of stores	-	(44)
Net proceeds from sale of businesses	327	2,169
Purchases of Ocado securities	-	(392)
Other	(45)	15

Net cash used by investing activities	(1,824)	(630)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	61	1,033
Payments on long-term debt including obligations under finance leases	(1,540)	(258)
Net payments on commercial paper	(235)	(1,486)
Dividends paid	(356)	(324)
Proceeds from issuance of capital stock	32	55
Treasury stock purchases	(34)	(1,996)
Other	(36)	(45)

Net cash used by financing activities	(2,108)	(3,021)

NET INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS	116	82

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	429	347
END OF PERIOD	$545	$429

Reconciliation of capital investments:
Payments for property and equipment, including payments for lease buyouts	$(2,363)	$(2,257)
Payments for lease buyouts	24	-
Changes in construction-in-progress payables	96	(49)
Total capital investments, excluding lease buyouts	$(2,243)	$(2,306)

Disclosure of cash flow information:
Cash paid during the year for interest	$407	$424
Cash paid during the year for income taxes	$633	$376

Note:	The Company defines free cash flow as cash provided by operating activities, minus payments for property and equipment, including payments for lease buyouts, adding back company-sponsored pension plan contributions (if any) and excluding the effect of any cash taxes related to the sale of strategic assets. Management believes free cash flow is a useful metric to investors and analysts because it demonstrates our ability to make share repurchases and other strategic investments, pay dividends and manage debt levels.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical sales is an industry-specific measure and it is important to review it in conjunction with Kroger's financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical sales differently than Kroger does, limiting the comparability of the measure.

IDENTICAL SALES (a)

	THIRD QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
EXCLUDING FUEL	$24,319	$23,717	$80,751	$79,156

EXCLUDING FUEL	2.5%	1.7%	2.0%	1.8%

(a)	Kroger defines identical sales, excluding fuel, as sales to retail customers, including sales from all departments at identical supermarket locations, Kroger Specialty Pharmacy businesses, jewelry and ship-to-home solutions. Kroger defines a supermarket as identical when it has been in operation without expansion or relocation for five full quarters. Additionally, sales from all acquired businesses are treated as identical as if they were part of the Company in the prior year. Products and services related primarily to Kroger Personal Finance, which were historically accounted for as an offset to OG&A, are now classified as a component of sales. These prior-year amounts have been reclassified to conform to current-year presentation and included in identical sales in 2019 and 2018, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy. This is also more consistent with industry practice. This change increased identical sales for the third quarter and year-to-date periods of 2018.

Table 5. Reconciliation of Net Total Debt and

Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

(in millions, except for ratio)

(unaudited)

The items identified below should not be considered an alternative to any GAAP measure of performance or access to liquidity. Net total debt to adjusted EBITDA is an important measure used by management to evaluate the Company's access to liquidity. The items below should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of net total debt.

	November 9,	November 10,
	2019	2018	Change
Current portion of long-term debt including obligations under finance leases	$1,417	$3,371	$(1,954)
Long-term debt including obligations under finance leases	12,227	11,647	580

Total debt	13,644	15,018	(1,374)

Less: Temporary cash investments	128	36	92

Net total debt	$13,516	$14,982	$(1,466)

The following table provides a reconciliation from net earnings attributable to The Kroger Co. to adjusted EBITDA, as defined in the Company's credit agreement, on a rolling four quarter 52 week basis.

	Rolling Four Quarters Ended
	November 9,	November 10,
	2019	2018
Net earnings attributable to The Kroger Co.	$1,591	$3,705
LIFO charge (credit)	59	(15)
Depreciation and amortization	2,575	2,449
Interest expense	605	627
Income tax expense (benefit)	464	(123)
Adjustments for pension plan withdrawal liabilities	299	338
Adjustment for Kroger Specialty Pharmacy goodwill impairment	-	110
Adjustment for Company-sponsored pension plan termination	-	502
Adjustment for mark to market gain on Ocado securities	(241)	(152)
Adjustment for gain on sale of convenience store business	-	(1,782)
Adjustment for gain on sale of Turkey Hill Dairy	(106)	-
Adjustment for gain on sale of You Technology	(70)	-
Adjustment for Home Chef contingent consideration	15	-
Adjustment for loss on settlement of financial instrument	42	-
Adjustment for severance charge and related benefits	80	-
Adjustment for impairment of Lucky's Market attributable to The Kroger Co. (a)	131	-
53rd week EBITDA adjustment	-	(131)
Other	(28)	(19)

Adjusted EBITDA	$5,416	$5,509

Net total debt to adjusted EBITDA ratio on a 52 week basis	2.50	2.72

(a) The adjustment for impairment of Lucky's Market attributable to The Kroger Co. excludes a $107 net loss attributable to the minority interest of Lucky's Market.

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items

(in millions, except per share amounts)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on net earnings per diluted common share for certain items described below.  Adjusted net earnings and adjusted net earnings per diluted share are useful metrics to investors and analysts because they present more accurately year-over-year comparisons for net earnings and net earnings per diluted share because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to net earnings attributable to The Kroger Co. or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	THIRD QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$263	$317	$1,332	$2,851

ADJUSTMENTS FOR PENSION PLAN WITHDRAWAL LIABILITIES (a)(b)	35	-	101	(10)
ADJUSTMENT FOR GAIN ON SALE OF CONVENIENCE STORE BUSINESS (a)(c)	-	-	-	(1,360)
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (a)(d)	-	-	(80)	-
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (a)(e)	-	-	(52)	-
ADJUSTMENT FOR MARK TO MARKET LOSS (GAIN) ON OCADO SECURITIES (a)(f)	(81)	77	(125)	(115)
ADJUSTMENT FOR DEPRECIATION RELATED TO HELD FOR SALE ASSETS (a)(g)	-	-	-	(11)
ADJUSTMENT FOR SEVERANCE CHARGE AND RELATED BENEFITS (a)(h)	61	-	61	-
ADJUSTMENT FOR IMPAIRMENT OF LUCKY'S MARKET ATTRIBUTABLE TO THE KROGER CO. (a)(i)	100	-	100	-
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (a)(j)	3	-	(13)	-

2019 AND 2018 ADJUSTMENT ITEMS	118	77	(8)	(1,496)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$381	$394	$1,324	$1,355

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	0.32	$0.39	$1.64	$3.43

ADJUSTMENTS FOR PENSION PLAN WITHDRAWAL LIABILITIES (k)	0.04	-	0.12	(0.01)
ADJUSTMENT FOR GAIN ON SALE OF CONVENIENCE STORE BUSINESS (k)	-	-	-	(1.64)
ADJUSTMENT FOR GAIN ON SALE OF TURKEY HILL DAIRY (k)	-	-	(0.10)	-
ADJUSTMENT FOR GAIN ON SALE OF YOU TECHNOLOGY (k)	-	-	(0.06)	-
ADJUSTMENT FOR MARK TO MARKET LOSS (GAIN) ON OCADO SECURITIES (k)	(0.10)	0.09	(0.16)	(0.14)
ADJUSTMENT FOR DEPRECIATION RELATED TO HELD FOR SALE ASSETS (k)	-	-	-	(0.01)
ADJUSTMENT FOR SEVERANCE CHARGE AND RELATED BENEFITS (k)	0.08	-	0.08	-
ADJUSTMENT FOR IMPAIRMENT OF LUCKY'S MARKET ATTRIBUTABLE TO THE KROGER CO. (k)	0.12	-	0.12	-
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (k)	0.01	-	(0.02)	-

2019 AND 2018 ADJUSTMENT ITEMS	0.15	0.09	(0.02)	(1.80)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$0.47	$0.48	$1.62	$1.63

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	807	807	805	822

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items (continued)

(in millions, except per share amounts)

(unaudited)

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The pre-tax adjustment for pension plan withdrawal liabilities was $45 in the third quarter of 2019. The year-to-date pre-tax adjustments were $131 and ($13) in the first three quarters of 2019 and 2018, respectively.

(c)	The pre-tax adjustment for gain on sale of convenience store business was ($1,782).

(d)	The pre-tax adjustment for gain on sale of Turkey Hill Dairy was ($106).

(e)	The pre-tax adjustment for gain on sale of You Technology was ($70).

(f)	The pre-tax adjustment for mark to market loss (gain) on Ocado securities were ($106) and $100 in the third quarters of 2019 and 2018, respectively. The year-to-date pre-tax adjustments were ($166) and ($152) in the first three quarters of 2019 and 2018, respectively.

(g)	The pre-tax adjustment for depreciation related to held for sale assets was ($14).

(h)	The pre-tax adjustment for severance charge and related benefits was $80.

(i)	The pre-tax adjustment for impairment of Lucky's Market was $238 including a $107 net loss attributable to the minority interest of Lucky's Market.

(j)	The pre-tax adjustments for Home Chef contingent consideration was $4 in the third quarter of 2019 and ($18) for the first three quarters of 2019.

(k)	The amounts presented represent the net earnings per diluted common share effect of each adjustment.

Note:	2019 Third Quarter Adjustment items include adjustments for pension plan withdrawal liabilities, the mark to market gain on Ocado securities, severance charge, impairment of Lucky's Market and Home Chef contingent consideration adjustment.

2019 Adjustment Items include the Third Quarter Adjustment Items plus the adjustments that occurred in the first two quarter of 2019 for pension plan withdrawal liabilities, the gain on sale of Turkey Hill Dairy, the gain on sale of You Technology, the mark to market gain on Ocado securities and Home Chef contingent consideration adjustment.

2018 Third Quarter Adjustment item included the mark to market loss on Ocado securities.

2018 Adjustment Items include the 2018 Third Quarter Adjustment Item plus the adjustments that occurred in the first two quarter of 2018 for pension plan withdrawal liabilities, the gain on sale of convenience store business, the mark to market gain on Ocado securities and depreciation related to held for sale assets.

Table 7. Operating Profit Excluding the Adjustment Items

(in millions)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on operating profit for certain items described below.  Adjusted FIFO operating profit is a useful metric to investors and analysts because they present more accurately year-over year comparisons for operating profit because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to operating profit or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	THIRD QUARTER		YEAR-TO-DATE
	2019	2018	2019	2018
Operating profit	$254	$647	$1,714	$2,225
LIFO charge	23	12	69	39

FIFO Operating profit	277	659	1,783	2,264

Adjustments for pension plan withdrawal liabilities	45	-	131	(13)
Adjustment for depreciation related to held for sale assets	-	-	-	(14)
Adjustment for Home Chef contingent consideration	4	-	(18)	-
Adjustment for severance charge and related benefits	80	-	80	-
Adjustment for impairment of Lucky's Market (a)	238	-	238	-
Other	9	5	23	15

2019 and 2018 Adjustment items	376	5	454	(12)

Adjusted FIFO operating profit excluding the adjustment items above	$653	$664	$2,237	$2,252

(a) The adjustment for impairment of Lucky's Market includes a $107 net loss attributable to the minority interest of Lucky's Market.

Table 8. 2018 Sales Reclassification

(in millions)

(unaudited)

Products and services related primarily to Kroger Personal Finance and Media, which were historically accounted for as an offset to OG&A, are now classified as a component of sales, except for certain amounts in Media, which are netted against COGS. These prior-year amounts have been reclassified to conform to current-year presentation, which is consistent with our Restock Kroger initiative and view of the products and services as part of our core business strategy.  This is also more consistent with industry practice.

The following tables summarize the Company's third quarter and first three quarters of 2018 sales reclassification:

	THIRD QUARTER AS PREVIOUSLY STATED	RECLASSIFICATION	RECLASSIFIED THIRD QUARTER
	2018	2018	2018
SALES	$27,672	$159	$27,831

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION, AND LIFO CHARGE	21,699	54	21,753
OPERATING, GENERAL AND ADMINISTRATIVE	4,556	105	4,661
RENT	200	-	200
DEPRECIATION AND AMORTIZATION	570	-	570

OPERATING PROFIT	$647	$-	$647

	YEAR-TO-DATE AS PREVIOUSLY STATED	RECLASSIFICATION	RECLASSIFIED YEAR-TO-DATE
	2018	2018	2018
SALES	$93,071	$495	$93,566

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION, AND LIFO CHARGE	72,991	156	73,147
OPERATING, GENERAL AND ADMINISTRATIVE	15,291	339	15,630
RENT	680	-	680
DEPRECIATION AND AMORTIZATION	1,884	-	1,884

OPERATING PROFIT	$2,225	$-	$2,225

Table 9.  Income Tax Rate Excluding the Impairment Charge Attributable to the Minority Interest of Lucky's Market

(in millions)

(unaudited)

This metric is useful to investors and analysts because it illustrates the Company's income tax rate excluding the impairment charge attributable to the minority interest of Lucky's Market.  This item should not be reviewed in isolation or considered a substitute for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

	Third Quarter
	2019
		Income Tax Expense	Income Tax Rate
Net earnings before income tax expense	$222	$79	35.6%

Adjustment for impairment charge attributable to the minority interest of Lucky's Market	107	-

Adjusted net earnings before income tax expense excluding the adjustment above	$329	$79	24.0%